Exhibit 99.1

Press Contact:                      W. Don Cornwell
Analyst Contact:                 Larry Wills
Telephone:                            212/826-2530

GRANITE BROADCASTING CORPORATION COMMENTS ON JUNE 1, 2006
INTEREST PAYMENT FOR ITS 9¾% SENIOR SECURED NOTES DUE 2010

New York, New York — May 31, 2006 — Granite Broadcasting Corporation (OTCBB: GBTVK) announced today that it expects to make its June 1, 2006 interest payment of $19.7 million on its 9¾% Senior Secured Notes Due 2010 (the “Notes”) within the 30-day grace period provided in the indenture governing the Notes. The Company expects to make the interest payment upon the closing of the previously announced sales of its San Francisco and Detroit television stations. The sales of the stations, which are subject to FCC approval, the restructuring of certain programming obligations, and customary closing conditions, are expected to close by June 30, 2006.

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Granite Broadcasting Corporation owns and operates, or provides programming, sales and other services to 22 channels in the following 8 markets: San Francisco, California; Detroit, Michigan; Buffalo, New York; Fresno, California; Syracuse, New York; Fort Wayne, Indiana; Peoria, Illinois; and Duluth, Minnesota-Superior, Wisconsin. The Company’s channel group includes affiliates of NBC, CBS, ABC, CW and My Network TV, and reaches approximately 6% of all U.S. television households.

Any statements that are included or incorporated by reference in this press release or that are otherwise attributable to Granite Broadcasting or persons acting on behalf of Granite Broadcasting, other than statements of historical fact, which address activities, events or developments that Granite Broadcasting expects or anticipates will or may occur in the future, including, without limitation, statements regarding expected financial performance; future capital expenditures; projected revenue growth or synergies resulting from acquisitions and other transactions; anticipated completion of sales of assets under contracts of sale; efforts to control or reduce costs; contingent liabilities; restructuring certain programming obligations; financing and restructuring efforts; expected competition; use of digital spectrum; and business strategy, are “forward-looking statements”-that is, statements related to future, not past, events that are subject to risks and uncertainties. These forward-looking statements generally can be identified as statements that include phrases such as “believe”, “project”, “target,” “predict,” “estimate,” “forecast,” “strategy,” “may,” “goal,” “expect,” “anticipate,” “intend,” “plan,” “foresee,” “likely,” “will,” “should” or other similar words or phrases. Although we believe such statements are based on reasonable assumptions, actual outcomes and results may differ materially from those projected. Accordingly, all forward-looking statements should be evaluated with the understanding of their inherent uncertainty. Important factors that could cause actual results to differ materially from our expectations include, but are not limited to, changes in Federal regulation of broadcasting, including changes in Federal communications laws or regulations; local regulatory actions and conditions in the areas in which our stations operate; competition in the broadcast television markets we serve; our ability to obtain quality programming for our television stations; successful integration of television stations we acquire; pricing fluctuations in local and national advertising; changes in national and regional economies; changes in advertising trends and our advertisers’ financial condition; volatility in programming costs, industry consolidation, technological developments, and major world events; and those factors described in our most recent Annual Report on Form 10-K and other documents filed with the Securities and Exchange Commission. We undertake no obligation to update forward-looking statements, whether as a result of new information, future developments or otherwise, and disclaim any obligation to do so.

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